As filed with the Securities and Exchange Commission on July 16, 1998
                           Registration No. 333-_____

        SECURITIES AND EXCHANGE COMMISSION
              WASHINGTON, D.C. 20549


Form S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933



DANAHER CORPORATION
(Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of
incorporation or organization)
59-1995548
(I.R.S. employer
identification number)


              1250 24th Street, N.W.
               Washington, DC 20037
     (Address of Principal Executive Offices)

                  (202) 828-0850
(Registrant's telephone number, including area code)

                Danaher Corporation
              1998 Stock Option Plan
             (Full title of the plan)

                Patrick W. Allender
              Chief Financial Officer
                Danaher Corporation
              1250 24th Street, N.W.
               Washington, DC 20037
                  (202) 828-0850
(Name and address, including zip code, and telephone number, including area code, of agent for service)




With a copy to:

George P. Stamas, Esq.
R. Scott Kilgore, Esq.
 Wilmer, Cutler & Pickering
2445 M Street, N.W.
Washington, DC  20037
(202) 663-6000

CALCULATION OF REGISTRATION FEE


                                                                     Proposed
                                             Amount                   Maximum
   Title of Securities               To Be                   Offering Price
   To Be Registered            Registered                   Per Share

Shares of Class A
Common Stock,
$.01 par value . . . . . . .          5,000,000                           (1)


                     Proposed
             Maximum Aggregate                    Amount of
                  Offering Price                  Registration Fee

               $209,289,831 (1)                                   $61,741 (1)


(1) In accordance with the terms of the 1998 Stock Option Plan, the exercise price for options may not be less than 100% of the fair market value of the Common Stock at the time the option is granted. In accordance with Rule 457(c), the aggregate offering price and the amount of the registration fee are computed on the basis (a) for 4,752,500 ungranted options, of $42.3125, the average of the high and low prices reported in the New York Stock Exchange on July 9, 1998, and (b) for 247,500 granted options, of $33.13, the weighted average of the actual exercise price specified in those granted options. Options with respect to 10,000,000 shares (as adjusted for a 2-for-1 split in May 1998) carried forward from the 1997 Stock Option Plan have been registered on registration statement no. 333-08361.

STATEMENT OF INCORPORATION BY REFERENCE

          Except as set forth below, the entire contents of the Form S-8 filed by Danaher Corporation (the Company ) on July 17, 1996, Registration Statement No. 333-08361, as amended by Post-Effective Amendment
No. 1 thereto, filed by the Company on July 16, 1998 are hereby incorporated by reference.

                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on the 16th day of July 1998.

               DANAHER CORPORATION


               By:/s/ C. SCOTT BRANNAN
                C. Scott Brannan
               Vice President, Administration
                & Controller


                  POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints C. Scott Brannan and W. Patrick Allender as his or her true and lawful attorney-in-fact each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature            Title                        Date


/s/ STEVEN M. RALES    Chairman of the Board              July 16, 1998
Steven M. Rales

/s/ GEORGE M. SHERMAN   Chief Executive Officer,    July 16, 1998
George M. Sherman                  President and Director

/s/ PATRICK W. ALLENDER   Senior Vice President,     July 16, 1998
Patrick W. Allender                  Chief Financial Officer
                                                  and Secretary

/s/ MITCHELL P. RALES      Chairman of the Executive    July 16, 1998
Mitchell P. Rales                     Committee and Director


/s/ C. SCOTT BRANNAN Vice President, Administration  July 16, 1998
C. Scott Brannan                       and Controller


/s/ MORTIMER M. CAPLIN      Director                          July 16, 1998
Mortimer M. Caplin


/s/ DONALD J. EHRLICH         Director                          July 16, 1998
Donald J. Ehrlich


/s/ WALTER G. LOHR, JR.                 Director                 July 16, 1998
Walter G. Lohr, Jr.


/s/ A. EMMET STEPHENSON, JR.       Director          July 16, 1998
A. Emmet Stephenson, Jr.

                    EXHIBIT INDEX


Exhibit
Number       Description

3.1          Certificate of Incorporation of Danaher Corporation. (a)

3.2          Certificate of Amendments to the Certificate of Incorporation
(b)

3.3          Bylaws of Danaher Corporation. (b)

4            1998 Stock Option Plan (c)

5            Opinion of Wilmer, Cutler & Pickering, as to the legality of the securities being registered.

23.1 Consent of Arthur Andersen LLP, as independent public accountants for Danaher Corporation.

23.2         Consent of Wilmer, Cutler & Pickering (included in Exhibit 5)

24           Power of attorney (included on signature pages of this
Registration Statement).

___________

(a) Incorporated herein by reference to the Registrant's Schedule 14A, filed with the Commission on October 10, 1986.

(b) Incorporated herein by reference to the Registrant's Statement on Form 10-Q, filed with the Commission on July 16, 1998.

(c) Incorporated herein by reference to the Registrant's Statement on Form 10-K, filed with the Commission on March 17, 1998.